UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Registered Public Accounting Firm.

On June 3, 2021, Citi Trends, Inc. (the “Company”) notified KPMG LLP that it was dismissed as the Company’s independent registered public accounting firm, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2021. The decision to dismiss KPMG LLP as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company.

During the Company’s two most recent fiscal years ended January 30, 2021 and February 1, 2020 and the subsequent interim period through June 3, 2021, there were (i) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in connection with its reports; and (ii) no reportable events.

KPMG LLP’s report on the Company’s consolidated financial statements as of and for the fiscal years ended January 30, 2021 and February 1, 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP's report on the consolidated financial statements of Citi Trends, Inc. and subsidiary as of and for the years ended January 30, 2021 and February 1, 2020, contained a separate paragraph stating that "As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases as of February 3, 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), as amended.”

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG LLP with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KPMG LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of KPMG LLP’s letter, dated June 9, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)          Appointment of New Independent Registered Public Accounting Firm.

On June 3, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending January 29, 2022, effective immediately following the filing of the Company’s Form 10-Q for the fiscal quarter ended May 1, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. During the Company’s two most recent fiscal years ended January 30, 2021 and February 1, 2020, and the subsequent interim period through June 3, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte on any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities & Exchange Commission, dated June 9, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: June 9, 2021	By:	/s/ Pamela J. Edwards
	Name:	Pamela J. Edwards
	Title:	Executive Vice President, Chief Financial Officer